Exhibit 11

                HEALTH OUTCOMES MANAGEMENT, INC. & SUBSIDIARIES
                       Calculation of Earnings Per Share
                                  (Unaudited)

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                                                Three months ended         Six months ended
                                                    August 31,                 August 31,
                                               1999           1998         1999           1998
                                            __________     __________   __________     __________
Earnings used in calculations:

Income (loss) from continued operations     $  31,975      $ (41,285)   $  46,810      $  48,593
Income (loss) from discontinued operations      5,579         16,507        5,579          7,007
                                            __________     __________   __________     __________

Net income used in per share calculation    $  37,554      $ (24,778)   $  52,389      $  55,600

Shares used in calculation:

BASIC
  Average number of shares outstanding      8,872,853      8,574,910    8,872,853      8,574,910

DILUTED
  Additional shares issuable assuming
   exercise of outstanding stock options       34,764              0       34,764              0

  Additional shares issuable assuming
   exercise of outstanding warrants                 0              0            0              0

  Additional shares issuable assuming
   exercise of convertible debt                 5,479              0        5,479              0
                                            __________     __________   __________     __________

Weighted average number of common and
 common equivalent shares outstanding       8,913,096      8,574,910    8,913,069      8,574,910
                                            ==========     ==========   ==========     ==========

Basic per share data:
Income (loss) from continued operations     $     .00      $    (.00)   $     .01      $     .01
Income (loss) from discontinued operations        .00            .00          .00            .00
                                            __________     __________   __________     __________
Net income (loss)                           $     .00      $     .00    $     .01      $     .01

Diluted per share data:
Income (loss) from continued operations     $     .00      $    (.00)   $     .01      $     .01
Income (loss) from discontinued operations        .00            .00          .00            .00
                                            __________     __________   __________     __________
Net income (loss)                           $     .00      $     .00    $     .01      $     .01


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